                                                                    EXHIBIT 11.1





                     THE PMI GROUP, INC.  AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE

                                                                                         THREE MONTHS ENDED
                                                                                              MARCH 31,
                                                                                       1998               1997
(In thousands, except per share data)                                         -------------------    ---------------

BASIC NET INCOME PER COMMON SHARE:

        Net income                                                                   $     45,768       $     49,172

        Average common shares outstanding                                                  32,431             34,232
                                                                              -------------------    ---------------

                BASIC NET INCOME PER COMMON SHARE                                    $       1.41       $       1.44

                                                                              ===================    ===============


DILUTED NET INCOME PER COMMON
SHARE:

        Net income                                                                   $     45,768       $     49,172
                                                                              -------------------    ---------------

        Average common shares outstanding                                                  32,431             34,232

        Net shares to be issued upon exercise of dilutive
            stock options after applying treasury stock method                                177                110
                                                                              -------------------    ---------------

        Average shares outstanding                                                         32,608             34,342
                                                                              -------------------    ---------------

                DILUTED NET INCOME PER COMMON SHARE                                  $       1.40       $       1.43
                                                                              ===================    ===============

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